SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934
                  MUNIHOLDINGS MICHIGAN INSURED FUND II, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Maryland                                  Applied For
--------------------------------------        ---------------------------------
(STATE OF INCORPORATION OR ORGANIZATION)      (IRS EMPLOYER IDENTIFICATION NO.)

MuniHoldings Michigan                                       08536
Insured Fund II, Inc.                         ---------------------------------
800 Scudders Mill Road                                    (ZIP CODE)
Plainsboro, New Jersey
----------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(G) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(D), please
check the following box. |X|              check the following box. | |

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE                 NAME OF EACH EXCHANGE ON WHICH
SO REGISTERED                             EACH CLASS IS TO BE REGISTERED
-------------------------                 ------------------------------

Shares of Common Stock,                   American Stock Exchange
par value $.10 per share

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The section captioned "Description of Capital Stock" in the Registrant's prospectus dated September 17, 1999, forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 333-83389, and 811-09483) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 17, 1999 is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         (I) The following exhibits have been filed with the Commission:

                  (1)      Form of Certificate for Common Stock.*

                  (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

         (II) The following exhibits are to be filed with the American Stock Exchange only:

                  (1)      Not applicable.
                  (2)      Not applicable.
                  (3)      Not applicable.
                  (4)      (a) Charter of the Registrant.
                           (b) By-Laws of the Registrant.
                  (5)      Specimen Certificate for Common Stock.
                  (6)      Not applicable.

*        Incorporated by reference to Exhibit (d)(2) to the Registration
         Statement.

**       Incorporated by reference to Exhibit (d)(1) to the Registration
         Statement.

         SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MUNIHOLDINGS MICHIGAN INSURED FUND II, INC.
                              (Registrant)

                              By: /s/ Alice A. Pellegrino
                                      Alice A. Pellegrino
                                      Secretary

September 24, 1999